                                                                   EXHIBIT 10.54

REAL PROPERTY PURCHASE AGREEMENT
--------------------------------

This Agreement is made and entered into as of October , 1993, by and between Champs de Brionne Winery Associates, a Washington Limited Partnership ("Champs"), Summer Music Theater, Inc., a Washington Corporation ("SMT"), Vincent E. Bryan, Jr. and Carol A. Bryan (the "Bryans") (Champs, SMT and the Bryans are hereinafter collectively referred to as the "Sellers"), and MCA Concerts, Inc. ("Buyer").

RECITALS
--------

     A. Sellers are the owner of approximately 110-135 acres including, surrounding, and/or adjacent to an amphitheatre located in County of Grant, State of Washington.

     B. Sellers, Summer Music Theatre, Inc. ("SMT"), Amphitheatre Services, Inc. ("ASI") and Buyer have entered into an Agreement dated April 14, 1993 (the "Prior Agreement"), pursuant to which (i) Buyer agreed with Sellers, SMT and ASI to lease a portion of the real property referred to in Recital A above for the 1993 Season (as such term is used in the Prior Agreement), and (ii) Buyer agreed with Sellers to negotiate in good faith for the purchase of 100-115 acres described on Exhibit A of the Prior Agreement and related assets in accordance with certain specified terms.

     C. Buyer desires to purchase the foregoing real property and related assets and Sellers desire to sell such property and assets on the terms and conditions contained in this Agreement.

AGREEMENT
---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, Buyer and Sellers agree as follows:

1.      PURCHASE AND SALE
        ------------------

        1.1  Agreement to Buy and Sell. Subject to all of the terms and
             -------------------------
conditions of this Agreement, Sellers agree to sell and convey to Buyer and Buyer agrees to acquire and purchase from Sellers the following (all of which are collectively called the "Property" in this Agreement):
                             --------

             1.1.1. That certain real property located in County of Grant, State of Washington, described on "Exhibit A-1" attached hereto, plus that
                                   -----------
additional parcel comprising the northerly 160

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feet of that certain real property located in County of Grant, State of
Washington, described on "Exhibit A-2" attached hereto, including all minerals,
                          -----------
oil, gas and other hydrocarbon substances thereon, allocated water rights on Farm Unit 17 and on the remainder of the Land (subject to the Adjacent Owner Agreements referred to in Section 4.9), air rights, all development rights relating thereto, and any easements, rights-of-way, or other rights appurtenant thereto or used in conjunction therewith (collectively, the "Land") except as
                                                             ----
disclosed in the PTR (defined below).

                1.1.2. All improvements, structures and fixtures (other than those listed on the attached Schedule of Improvements as excluded) now or at the Closing located on the Land (collectively, the "Improvements"), subject to all
                                                ------------
claims (as defined below) by ASC (as defined below). Without derogating from the generality of the foregoing, the Improvements include each of the improvements, structures and fixtures specifically designated on the Schedule of Improvements (and such others, if any, as are not listed on said Schedule as being excluded) but exclude those specific improvements, structures and fixtures as are designated on the aforementioned Schedule as being excluded.

                1.1.3. All tangible personal property of Sellers listed on the attached Schedule of Personal Property (collectively, the "Personal Property").

                1.1.4.  All intangible property (the "Intangible Property") now
                                                      -------------------
or at the Closing owned or held by any Seller or Related Party in connection with the Land or the Personal Property, all other leases, contracts, contract rights, building and trade names, transferable business licenses, permits, applications, authorizations and other entitlements, transferable warranties covering the Property or the construction or fabrication thereof and all transferable utility contracts and telephone exchange numbers. There is excluded from Intangible Property those items listed on the attached Schedule of Excluded Intangible Property. A "Related Party" is (a) any partner or employee of any Seller or of any partner of any Seller, (b) any corporation, partnership, trust or other entity in which any Seller or any individual or entity named in clause
(a) above owns, directly or indirectly, an ownership interest and (c) any parent, brother, sister or descendant of any Seller.

      1.2.  Purchase Price. The purchase price ("Purchase Price") of the
            --------------
Property shall be the sum of Four Million Six Hundred Forty-Two Thousand Dollars ($4,642,000).

      1.3.  Payment of Purchase Price.  The Purchase Price shall be payable as
            -------------------------
follows:

                1.3.1. Concurrently with the execution of this Agreement by Seller, Buyer shall pay to Seller the sum of Fifty Thousand Dollars ($50,000.00) which payment shall apply to the Purchase Price in the event Closing occurs on or before October 31, 1993 and which payment constitutes prepayment to Sellers of the agreed amount of liquidated damages in the event this transaction does not close on or before October 31, 1993 due to Buyer's default, and Buyer shall also deposit into Escrow (as defined below) the sum of One Hundred Fifty Thousand Dollars ($150,000) (the "Second Deposit"). Escrow Holder
                                  --------------
(as defined below) shall deposit the Second Deposit into an interest-bearing account, pending disbursement of the Second Deposit in accordance with the terms of this Agreement. The parties acknowledge that Buyer already has delivered to Sellers the sum of Two Hundred Twenty Thousand Dollars ($220,000) (the "Prior Payment"), and that Eighty Three Thousand Six Hundred Ninety Six
      -------------
and 72/100 Dollars ($83,696.72) of such amount (the "First Deposit") was
                                                     -------------
deposited by Buyer into Escrow pursuant to Section 2 of the Prior Agreement.
The Prior Payment and the Second Deposit, and all interest earned on the Second Deposit in the escrow account, shall be credited to the Purchase Price at Closing (i. e. to Buyer's account). Additionally, the First Deposit and all interest earned on the First Deposit, to the extent any portion thereof remains after the payment of those obligations specified in the escrow instructions delivered pursuant to the Prior Agreement, as well as the Second Deposit, shall be delivered to Sellers together with the balance of the Purchase Price at Closing.

In the event that Escrow fails to close for any reason Sellers shall retain the Prior Payment and any interest accrued on the First Deposit and such sum shall be the consideration for the execution by Sellers, SMT and AS1 of the Prior Agreement and Sellers' leasing of the Lease Property (as defined in the Prior Agreement) to Buyer for the 1993 Season.

The parties acknowledge and agree that the $50,000.00 payment concurrently made to Sellers by Buyer constitutes the liquidated damages payable to Seller and that the entire Second Deposit and any interest thereon shall be immediately disbursed to Buyer by Escrow, in the event that Escrow fails to close for any reason.

Notwithstanding anything to the contrary, each party shall bear half the Escrow Holder's charges, and each party shall also bear such additional costs and charges as are customarily borne by a purchaser or seller (as the case may be) in unclosed transactions in accordance with common escrow practices in the State of Washington.

                1.3.2. At the Closing, Buyer shall deposit in immediately available funds the additional sum of One Million Six Hundred Forty-Seven Thousand Dollars ($1,647,000) into Escrow, less or plus the anticipated net debit or credit to Buyer by reason of the interest earned in escrow, pro rations, and allocation of closing costs set forth below.

                1.3.3. At Closing, the remaining Two Million Five Hundred Seventy Five Thousand Dollars ($2,575,000) of the Purchase Price will be evidenced and paid in accordance with the terms of a fully executed and secured promissory note (the "Purchase Money Note") in the form of "Exhibit B"
                              -------------------                   ---------
attached hereto. The Purchase Money Note shall be non-recourse and shall be secured by one or more fully executed deeds of trust covering the Property in the form of "Exhibit C" attached hereto. The Purchase Price Note and the deeds of trust shall provide that if Buyer or any successor loses title to the Property by reason of the foreclosure of the deeds of trust or the completion of a trustee's sale pursuant to the power of sale under the deeds of trust, the restrictive covenants referred to in Section 1.4 shall thereafter cease to have any force or effect.

                1.3.4.  Allocation of Purchase Price.  The Purchase Price shall
                        ----------------------------
be allocated for all purposes by the parties as follows:

Bryans Property:
        Land and Improvements ---------$2,503,430.00
        Personal Property ------------------5,000.00
        Goodwill -------------------------600,000.00
        Imputed Interest (at 5.84%
          assuming a closing during
          October, 1993)------------------939,570.00

SMT Property:
        Land and Improvements ------------121,050.00
        Goodwill --------------------------28,950.00

Champs Property
        Land and Improvements-------------359,105.00
        Goodwill --------------------------85,895.00

      Total-----------------------------------------$4,642,00

        Buyer and Sellers shall report the sale and purchase of the Property for all federal, state, local and foreign tax purposes in a manner consistent with the allocation set forth in this Section 1.3.4.

      1.4.      Restrictive Covenants.
                ---------------------
                1.4.1. Attached as "Exhibit D" is a restrictive covenant to be executed by Sellers and Related Parties and Buyer and delivered to Escrow Holder for recording on the Closing.

                1.4.2. After Closing Sellers shall be entitled to 8 complimentary seats in locations designated from time to time by Buyer. Said reserved seats shall be located in the center of the center section - Sellers request row 10 (if there are no reserved seats to be issued for a particular concert, the Sellers' shall be entitled, to 8 general admission tickets) for each event at the amphitheatre. Sellers' rights under this Section 1.4.2 shall expire when the Purchase Price referred to in Section
1.3.3 has been paid in full. Sellers' tickets will be available to be picked up at Buyer's primary ticket outlet within the greater Seattle area within the first 5 days following the public announcement of the availability of tickets.

2.      OPENING OF ESCROW
        -----------------

        2.1.  Escrow; Escrow Holder. In connection with the execution of this
              ---------------------
Agreement, an escrow account (the "Escrow") will be opened by Sellers and Buyer with Chicago Title in Seattle Washington, Attention: Scott Smouse ("Escrow Holder").

        2.2.  Escrow Instructions. The terms and conditions set forth in this
              -------------------
Agreement shall constitute both an agreement between Buyer and Sellers and escrow instructions for the Escrow Holder. Buyer and Sellers shall promptly execute and deliver to Escrow Holder any additional escrow instructions requested by Escrow Holder which are consistent with the terms of this Agreement and the previously delivered Escrow Instructions. This Agreement shall not modify or amend the provisions of the previously delivered Escrow Instructions to Stanley E. P. S., Escrow Department, nor shall any additional instructions modify or amend the provisions of this Agreement or the previously delivered (to Mr. Stone) Escrow Instructions, unless otherwise expressly set forth by mutual consent of Buyer and Sellers.

        A separate escrow to effectuate this Agreement (without terminating the escrow relating to the First Deposit) will be established at the Seattle office of Chicago Title, with the Escrow Holder to collect and disburse the cash portion of the purchase price pursuant to instructions approved by Buyer and Sellers each acting reasonably. As used in this Agreement, "Escrow Date" means
                                                            -----------
the date of delivery of a fully executed (by all parties) copy, or counterparts, of this Agreement to Escrow Holder (and if counterparts are received on different dates, Escrow Date shall not occur until the counterpart bearing the
                 -----------
last signature has been delivered to Escrow Holder) and acceptance of this Agreement by Escrow Holder, but in any case no later than October 13, 1993. As used in this Agreement, "Closing" means the recordation of the "Statutory
                         -------                                ---------
Warranty Deed" (as defined below) (which deed is sometimes referred to in this
-------------
Agreement as "Warranty Deed") in the official records of County of Grant, Washington.

        2.3.  Investment of Deposits. Any sums deposited into Escrow by Buyer
              ----------------------
prior to Closing, and any interest thereon, shall be placed in an interest-bearing account or invested in interest-bearing securities by Escrow Holder.

        2.4.  Closing Date.  The Closing shall be held on a date set
              ------------
by Buyer, which shall be within 30 days after all conditions to the Close of Escrow have been satisfied, but in no event later than October 31, 1993, subject to Buyer's right to extend such date to a date not later than December 20,
1993. Buyer shall provide Sellers with at least 5 days prior written notice of the Closing Date (the "Closing Date"). Notwithstanding the foregoing, Sellers
                       ------------
may postpone the Closing Date for any number of days up to 15 days following the date designated by Buyer by giving Buyer notice of such postponed date within 5 days after Buyer gave Sellers the notice of the Closing Date designated by Buyer, and if Sellers do postpone the Closing Date, the time limitations specified in the prior sentence shall be extended accordingly, provided, however Sellers may not extend the Closing Date [illegible] Buyers agreement with ASC is similarly extended.

         Buyer may extend the Closing Date from October 3l, 1993 to a date not later than November 20, 1993 by giving written notice to Seller and to Escrow Holder on or before October 31, 1993: provided, however, upon Buyer giving such notice the sum of Fifty Thousand Dollars ($50,000.00) paid to Seller shall no longer be applicable to the Purchase Price and shall remain as a payment of liquidated damages in the event the transaction does not thereafter close by reason of Buyer's default.

         Buyer may further extend the Closing Date to a date not later than December 20, 1993 by giving written notice to Seller and by concurrently paying Seller the sum of Fifty Thousand Dollars ($50,000.000) which sum shall not be applicable to the Purchase Price and shall remain as a payment of additional liquidated damages in the event the transaction does not thereafter close by reason of Buyer's default.

3. ACTIONS PENDING CLOSING
   -----------------------

   3.1. Delivers by Sellers. Sellers shall as soon after the Escrow Date as is
        -------------------
reasonably possible but in any event, not later than the Date which is 20 days after the date of Buyer's and Sellers' execution of this Agreement, deliver to Buyer the following:

   3.1.1. A preliminary title report issued by SECURITY TITLE GUARANTY, INC. ("Title Company") showing the condition of title to the Property, accompanied by
 -------------
copies of all documents referred to therein (collectively, the "PTR").
                                                                ---

   3.1.2. Copies of the most recent property tax bills for the Property.

           3.1.3.  A schedule (the "Schedule of Existing Contracts")listing and
                                    ------------------------------
describing all existing leases, management, leasing and sale brokerage, concession, service, supply and maintenance agreements and equipment leases (collectively, the "Existing Contracts") with respect to or affecting the
                    ------------------
Property, together with true, correct and complete copies of all of the Existing Contracts.

           3.1.4. A schedule (the "Schedule of Easements") listing and
                                   ---------------------
describing all privileges, easements, rights of way, access, ingress and egress, and any other rights appurtenant to the Property or used by Sellers or its lessess in conjunction with the business currently being operated on the Land (collectively, the "Easements"), together with true, correct and complete copies of all documentation evidencing the foregoing, if any.

     3.2. Title
          -----
          3.2.1. Buyer's Review of Title. Buyer, has caused a survey performed
                 -----------------------
by Huibregtse, Louman Associates, Inc. as Job No. 93064 dated September 27, 1993 (the "Survey") of the Land to be prepared and delivered to Title Company and
      ------
Sellers. The parties have approved the Survey, subject to revision to add the parcel consisting northerly 160 feet of the property described on "Exhibit A-2".
                                                                   -----------
The Survey shall meet the Title Company's requirements for the issuance of the "Owner's Policy" (as defined in Section 4.2). As soon as the Survey has been delivered to the Title Company, at Buyer's request Sellers shall cause the Title Company to issue a supplement (the "Supplement")to the PTR, showing such
                                    ----------
additional matters which the Title Company would take exception to if it were issuing the Owner's Policy to Buyer on the date the Supplement is issued together with copies of all documents (not previously furnished) referred to in the Supplement. With respect to any exceptions to title or other matters shown on the PTR, Survey or Supplement, Buyer may, on or before the date which is 7 days from the date Buyer received the Supplement and copies of the documents described in the prior sentence disapprove by notice to Sellers any such exceptions ("Disapproved Exceptions"). Buyer's failure to provide such notice
             ----------------------
on or before such date shall constitute approval of the condition of title as shown oh the PTR, Survey and Supplement. Within 7 days following Seller's receipt of Buyer's notice of such disapproval, Sellers shall notify Buyer in writing that: Sellers have removed such Disapproved Exceptions from title; Sellers are covenanting to do so as of or before Closing; or Sellers will not remove specified Disapproved Exceptions. If a Disapproved Exception is of the type described in the last sentence of this Section 3.2.1, or if Sellers otherwise covenant to remove any Disapproved Exceptions, such removal shall be coordinated by Escrow Holder as a condition (waivable by Buyer) of Closing and Buyer's obligations hereunder, and failure to effect such removal shall be a breach by Sellers of this Agreement, unless arising out of the negligence of Escrow Holder. Notwithstanding the foregoing, if Escrow Holder needs additional time to remove a Disapproved Exception, no breach by Sellers shall result (but the agreed Closing Date shall be postponed for the length of time required by Escrow Holder after the agreed Closing Date plus 7 additional days).

The 2nd day after delivery to Buyer of Seller's aforementioned notice as to whether Sellers have removed, or will or will not remove, a Disapproved Exception is called the "Title Decision Date" in this Agreement. If Sellers do
                         -------------------
not remove or covenant to remove any such Disapproved Exception, Buyer shall have the option to terminate this Agreement on or before the Title Decision Date or to waive its objection to the Disapproved Exception in question, and proceed to closing of the Escrow, in which case Sellers shall have no obligation to remove the Disapproved from title.

If Buyer elects to terminate this Agreement, the provisions of Section 3.4 shall apply. The exceptions to title shown by the PTR, Survey and Supplement (except the Disapproved Exceptions Sellers remove or covenant to remove), the Adjacent Owner Agreements referred to in Section 4.9, the Easements referred to in
Section 3.1.4, the Existing Contracts referred to in Section 3.1.3, and any ASC claims are called the "Permitted Exceptions" in this Agreement. For purposes of
                       --------------------
this Agreement, "ASC" shall mean Kenneth E. Kinnear, John E. Bauer, Debbie Bauer, Bauer-Kinnear Enterprises, Inc., Media One, Inc., Facility Sales Management, Inc. and Arena Services Corporation, individually and collectively. Notwithstanding the foregoing, Sellers in coordination with Escrow Holder shall in any event be required to discharge and remove any and all liens affecting the Property which secure an obligation to pay money (other than installments of real estate taxes not delinquent as of the Closing) and at Closing cause the removal of any exceptions which can be eliminated by payment and, even though Buyer does not disapprove those liens and exceptions, they will not be Permitted Exceptions.

       3.2.2. Conditions of Title at Closing. Upon the Closing, Sellers shall
              ------------------------------
convey to Buyer good and marketable fee simple title to the Land and Improvements and by a duly executed and acknowledged statutory warranty deed of the Land in form and content acceptable to Buyer and Sellers acting reasonably (the "Statutory Warranty Deed"), subject only to the Permitted Exceptions. Upon
      -----------------------
the Closing, Sellers shall convey to Buyer good and marketable title to the Personal Property and the Intangible Property by a duly executed bill of sale and assignment of the Personal Property and the Intangible Property in form and content acceptable to Buyer and Sellers acting reasonably (the "Bill of Sale"),
                                                                ------------
free and clear of any and all liens, encumbrances, security interests, pledges, hypothecations or other rights or claims to or by any third party, except (i) any and all of those claims by ASC and (ii) any claims by McCormick & Schmick arising out of any Buyer's acts or omissions during the 1993 Season (but not including any claims by McCormick & Schmick relating to prior periods or relating to any period after the Closing, including without limitation any claim arising out of the cancellation of the McCormick & Schmick Concession Service Contract dated July 11, 1990). If title to the Property would not, but for this sentence, be in the condition called for by this Agreement on the Closing Date, then Escrow Agent shall use the funds otherwise payable by Buyer hereunder to cause title on the closing Date to be in such condition.

     3.3. Sellers represents that there are no agreements or contracts which Buyer would not be free, without liability, to terminate upon acquiring title to the Property, except for the Concession Service Contract dated July 11, 1990, which will be terminated on or before the Closing Date at no cost to Buyer except as provided for in this paragraph, and the updated Service Agreement with Waste Management of Ellensburg which has a three (3) year term beginning June 8, 1992. At Closing, Buyer agrees to deposit with Escrow Holder the sum of Fifty Thousand Dollars ($50,000.00)to be disbursed by Escrow Holder as a portion of the consideration Seller has agreed to pay in order to terminate the said Concession Service Contract. Escrow Holder is directed to send to McCormick & Schmick Concession Services, Inc. the said $50,000 along with the additional consideration provided for in a Termination Agreement to be provided to Escrow Holder by Sellers.

     3.4.  Termination By Buyer. If Buyer elects to terminate this Agreement in
           --------------------
accordance with Article 3, then, on or before the Title Decision Date, Buyer shall give Sellers and Escrow Holder written notice that Buyer elects to terminate this Agreement. Said notice shall list Buyer's reason(s) for termination. Buyer's failure to provide such notice by the specified deadline shall constitute Buyer's waiver of Buyer's right to terminate this Agreement for the reasons for which that deadline applies. Upon such termination of this Agreement, Buyer shall return to Sellers all items provided by Sellers (and all copies, duplications or other record thereof) referred to in this Agreement and Escrow Holder will promptly proceed pursuant to Section 1.3.1 upon receipt of the Buyer's notice of termination.

     3.5.  Operation of the Property. Until the Closing, Sellers shall operate
           -------------------------
and manage the Property in substantially the same manner as on the date of this Agreement and shall maintain the Property in good condition and repair, subject to the provisions of Section 3 of the Prior Agreement relating to the leasing of the Property to Buyer. Notwithstanding the foregoing, Sellers shall not be responsible for any failure of Buyer to comply with Buyer's obligation under the Prior Agreement. Until the closing, unless

Buyer's prior written consent is first obtained, Sellers shall not (i)enter into any other lease, concession agreement or license agreement affecting the Property or any portion thereof or any renewals or amendments to any of the same nor any other contract or agreement with respect to the Property which is not cancelable without advance notice without cost or expense to Buyer, or (ii) offer to sell the Property, advertise or market the Property or solicit offers to purchase the Property. Nothing contained above in this Section 3.5 derogates from Buyer's rights under the Prior Agreement.

4.   CONDITIONS TO CLOSING
     ---------------------

    In addition to the conditions provided elsewhere in this Agreement, the Closing and Buyer's or Sellers', as the case may be, obligation to perform hereunder are conditioned upon the fulfillment of each and all of the following, any of which conditions the party for whose benefit the condition was included in this Agreement may waive in whole or in part (Sellers acknowledging that the conditions specified in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, and 4.8 are for the sole benefit of Buyer).

    4.1. Due Performance. Due performance by Sellers and Buyers of all of their
         ---------------
respective obligations hereunder and the truthfulness of each representation and warranty contained in Section 5 or any other part of this Agreement at the time the same is made and as of the Closing.

    4.2. Owner's Policy. The commitment and ability of Title Company to issue
         --------------
the "Owner's Policy" to Buyer, dated as of the date and time of the Closing. "Owner's Policy" means Title Company's ALTA Owner's Extended Coverage Policy of
 --------------
Title Insurance, without general exceptions (except with respect to water rights and except that an exception relating to U.S. patents shall be included as a special exception subject to Buyer's right to request an endorsement protecting against loss or damage), in the full amount of the Purchase Price, insuring fee simple title to the Land and all access, ingress and egress, and utility easements and rights of way conveyed to Buyer hereunder as vested in Buyer, subject only to installments of real estate taxes not delinquent and the Permitted Exceptions. Sellers have agreed to pay for the cost of the Title Company's ALTA Owner's Standard Coverage Policy and Buyer has agreed to pay for the difference in cost for the Extended Owner's Policy and for any additional coverage requested by Buyer. Sellers shall be entitled at its expense to request from Title Company a standard mortgage policy covering the Deed of Trust securing the Purchase Money Note.

    4.3. Moratoriums.  That no moratorium, statute, regulation, ordinance, or
         -----------
federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court is enacted, adopted, issued, or entered which would materially and adversely affect Buyer's use of the Property for "contemporary music" concerts as were conducted in 1992, unless arising out of Buyer's activities pursuant to the Prior Agreement.

     4.4.   Damage or Destruction. The risk of any loss, damage or destruction
            ---------------------
to any of the Property from fire, wind, flooding, or other natural disaster shall be borne by Sellers at all times prior to the Closing, except to the extent Buyer is responsible under Section 3.9 of the Prior Agreement. If damage to or destruction of the Property or any portion of the Property shall occur prior to Closing (and such damage or destruction is not the responsibility of Buyer under Section 3.9 of the Prior Agreement), then at Buyer's election either
(i) all insurance proceeds payable by reason of such damage or destruction shall be assigned to and paid to Buyer, or (ii) Sellers shall be entitled to use such insurance proceeds and shall otherwise at Sellers' sole cost and expense cause such damage or destruction to be repaired as soon as possible.

     4.5.   Condemnation. That no condemnation or eminent domain action shall
            ------------
have been commenced or to either party's knowledge (supported by a writing from a government agency) be contemplated by a government agency to acquire the Property or any portion thereof. If Buyer waives this condition and a Closing occurs following any condemnation or eminent domain action has been commenced or contemplated, Buyer shall be entitled to the entire condemnation award made with respect to the Property, less the amount still remaining on the Purchase Price Note, which shall immediately be paid to Sellers and credited to the earliest payment[s] due under said note, and if the award also includes compensation for property beyond the Property, Buyer's share shall be as allocated by the condemning authority, and in the absence of such an allocation, as determined by court.

     4.6.   Bankruptcy.  That no action or proceeding shall have been commenced
            ----------
against any of the Sellers under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors. That no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof, that cannot be (or is not) cured at Closing.

     4.7.   Non-Foreign Affidavit. That each of the Sellers shall have delivered
            ---------------------
to Escrow Holder, for delivery to Buyer, an affidavit or qualifying statement satisfying the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Non-Foreign Affidavit").
                                                       ---------------------

     4.8.   Buyer's Purchase of Assets from ASC.  That the purchase by Buyer of
            -----------------------------------
certain businesses and real property from ASC has successfully closed on or prior to November 20, 1993, or Buyer has elected to waive this condition in which event Buyer shall be obligated to deliver the indemnity and hold harmless agreement referred to in Section 6.4.4.

     4.9.   Adjacent Owner Agreements. Execution of the agreements between Buyer
            -------------------------
and Seller pertaining to easements and other agreements applicable to the Property and to other property of Seller, all of which are to be executed in recordable form in substantially the form of the agreements attached hereto as Exhibits F-1 through F-12. Upon Closing, Escrow Holder is directed to record the same in the Grant County Auditor's Office.

     4.10.  Corporate Existence.  A certificate submitted by Buyer to the Title
            -------------------
Company (in form required by the Title Company) verifying that Buyer has a legal corporate existence in Washington State such that it can contract for and take title to the Property in the name of MCA Concerts, Inc..

     4.11.  Buyer's Performance.  Buyer shall have performed and complied with
            -------------------
all material terms', covenants and conditions of this Agreement that are required to be performed or complied with by it on or before the Closing Date and deliver to Sellers through Escrow Holder the following:

     (a) Cash in the amount of Two Million Sixty-Seven Thousand Dollars ($2,067,000) adjusted as provided in Section 3.1.1 plus the additional sum of Fifty Thousand Dollars ($50,000.00) as provided in Section 3.3.

     (b) Buyer's Purchase Money Note in the amount of Two Million Five Hundred Seventy Five Thousand Dollars ($2,575,000), together with the Deed of Trust securing such Purchase Money Note.

     (c) A certified copy of a resolution of Buyer's board of directors authorizing this transaction.

     (d) A certificate from Buyer to the effect that all warranties and representations of Sellers herein are true and correct as Of the Closing Date.

     (e) All other instruments and documents to fulfill any obligation required to be fulfilled by Buyer on the Closing Date.

     (f) The release executed by ASC or the indemnity executed by Buyer as specified in Section 6.4.4.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     5.1.   Sellers' Representations and Warranties. Each of the Sellers,
            ---------------------------------------
jointly and severally, represents and warrants to and agrees with Buyer as follows:

            5.1.1.   Authority.  Champs is a limited partnership duly formed
                     ---------
under the laws of State of Washington, which has filed certificate of dissolution, but not a certificate of cancellation, and is in the process of winding up its affairs. Each of the Sellers has the power and authority to own the Property it is selling and to consummate the transactions contemplated by this Agreement. This Agreement and all instruments, documents and agreements to be executed by Sellers in connection herewith are or when delivered will be duly authorized, executed and delivered by Sellers and will be valid, binding and enforceable obligations of Sellers. Neither this Agreement nor any instrument, document or agreement to be executed by any Seller in connection herewith nor anything provided in or contemplated by any of the same does constitute a breach or default or invalidate, make inoperative or interfere with any contract, agreement, lease, easement, right or interest affecting or relating to the Property (but Sellers make no representation or warranty about the rights of ASC with respect to the Property). Each individual executing this Agreement on behalf of any Seller is duly authorized to do so.

            5.1.2.   Title.  Upon the Closing, Buyer will acquire good,
                     -----
marketable and insurable title to the Land, Easements, and Improvements, and the entire right, title and interest in the Personal Property and the Intangible Property, all free and clear of any liens, encumbrances, security interests, liabilities, assessments, agreements, leases, judgments, claims, rights, easements, restrictions or other matters other than the Permitted Exceptions, and Adjacent Owner Agreements (which contain Sellers' easements).

            5.1.3.   Consents.  As of the Closing, Sellers will have obtained
                     --------
all consents and approvals required to consummate the transactions contemplated by this Agreement.

            5.1.4.   Activities on the Property.  Except as disclosed on
                     --------------------------
"Exhibit E" to Sellers' knowledge all of the contemporary music concert activities taking place on or in the vicinity of the Land in 1992, were, with the exception of activities on Department of Wildlife land, conducted entirely within the confines of the Land, and to Sellers' knowledge the owner of the Property can and may, in the future, continue to conduct the same contemporary music concert activities as were conducted in 1992 without any burdens other than those which were applicable and enforced in 1992. Notwithstanding the foregoing, burdens, restrictions, impediments, financial requirements or the like may be imposed on Buyer as a direct or indirect result of Buyer's activities in 1993, but Sellers will, if and to the extent Sellers are aware of the same, promptly notify Buyer thereof as soon as Sellers become so aware. Buyer acknowledges that Sellers have notified Buyer about, and Buyer is aware of, the phased improvements required by the State and County Department of Health and the statements pertaining to restricting attendance at events, made by representatives of Grant County agencies.

            5.1.5.   Utilities, Streets, Easements. The Property has a potable
                     -----------------------------
public water system, sanitary sewage facilities, telephone, and electricity. No easements are required by the owner of the Land for any access and full use or in connection with any utilities. Except as specifically set forth in the Adjacent Owner Agreements, no easement affecting the Land which benefits any third party interferes with the use of the Property by Sellers or its lessees.

            5.1.6.   Soils.  To the best knowledge of Sellers the Land is not in
                     -----
an area identified by an agency or department of the federal, state or local government as having special flood or mudslide hazards, or other special hazards or adverse soils conditions (other than being rocky) and to the best knowledge of Sellers the Land is not subject to any of the foregoing.

            5.1.7.   Intentionally Omitted.

            5.1.8.   Permits and Zoning.  All building permits, certificates of
                     ------------------
occupancy (other than any certificates required because of Buyer's activities in 1993 which were different than, or beyond the scope of, or involved more people than, the activities engaged in on the Property in 1992), business licenses and, without limitation, all other notices, licenses, permits, certificates and authority in the possession of Sellers pertaining to the construction, use or occupancy of the Property will be delivered to Buyer and all of the foregoing (whether or not in the possession of Sellers) are to the knowledge of Sellers in effect and in good standing and all conditions of approval imposed in connection with any of the same have been satisfied except as specified in the first sentence of Section 5.1.9 and conditional permits issued may be required for overnight parking. The Land (as contemplated in the Prior Agreement) has P.U.D. Zoning. The use of the buildings and business included thereon are in conformance with the P.U.D. use designation.

            5.1.9.   Compliance.  Sellers have no notice or knowledge that any
                     ----------
government agency considers the current operation, use or development of the Property to have failed to comply with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure or compliance except the use of irrigation water on the Land, including but not limited to the amphitheatre itself. Sellers do not have any knowledge of any intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien on the Property, or of any intended or proposed federal, state or local statute, ordinance, order, requirement, law or regulation which may adversely affect the use of the Property. Sellers do not have any knowledge of any unsatisfied requests for repairs, restorations or improvements from any entity or authority, including, but not limited to, any lender, insurance carrier or government authority, except those improvements required by the State and County Departments of Health and Grant County Building Department.

            5.1.10.  Financial Information. All books, records, financial
                     ---------------------
statements and other financial information which have been or are hereafter delivered to Buyer shall be full, true and correct in all material respects and have been and will be prepared in accordance with generally accepted accounting principles, consistently applied. All such financial statements will fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof, and no material adverse change has occurred from the respective dates thereof to the date hereto. If a material adverse change has occurred or shall have occurred in the condition (financial or otherwise) of the Property between dates of the statements delivered in accordance with Section
3.3.4 and the Closing Sellers will give Buyer Notice. None of the occurrences specified in Section 4.6 has occurred. Notwithstanding anything to the contrary in this Agreement, Sellers shall not be required to deliver financial information related, to Champs Winery related operations or activities on the Land relating primarily to agricultural activities. Sellers do not have, and within the last five years have not had, any appraisals or appraisal reports with respect to the Land (or including the Land).

            5.1.11.  Existing Agreements. There are no agreements or
                     -------------------
understandings relating to the Property, except for the Permitted Exceptions, Adjacent Owner Agreements, the Existing Contracts and the Prior Agreement. To Sellers' best knowledge, none of the Existing Contracts violates any federal, state or local law, rule or regulation.

            5.1.12.  Default. Sellers are not and will not be at any time or
                     -------
times as of or before the Closing in default in respect of any of its obligations or liabilities pertaining to the Property. Without limitation on the foregoing, the Continuing Contracts, and the Permitted Exceptions are free from default by Sellers, and to the best knowledge of Sellers, by any other party thereto. There is not any state of facts or circumstances or conditions or events which, after notice or lapse of time or both, would constitute or result in any such default by any Sellers under its said obligations or liabilities or, to the best knowledge of Sellers, by any party under or related to the Existing Contracts, or the Permitted Exceptions. Sellers are not aware of any claim by any person or entity which is inconsistent with provisions of this Section
5.1.12. Sellers shall not be deemed in violation of this Section 5.1.12 with respect to any matter which can be cured by the payment of money and which is in fact cured at or before the Closing.

            5.1.13. Litigation; Condemnation. Except as specified on Exhibit I,
                    ------------------------
to Sellers' best knowledge, there are no actions, suits or proceedings pending, before or by any judicial body or any governmental authority, against or affecting Sellers or relating to the Property or the transactions contemplated by this Agreement. To Sellers' best knowledge, there is no known eminent domain or similar proceeding which would affect the Land or Improvements in any way whatsoever.

            5.1.14.  Insurance Policies.  All Sellers insurance policies
                     ------------------
covering or relating to the Property or any part thereof are in full force and effect on the date hereof and all premiums coming due with respect thereto prior to the date hereof have been paid. No notice of cancellation has been received with respect thereto. Sellers will maintain all such insurance policies (or renewals thereof) in effect to the Closing, at Sellers' sole cost and expense.

            5.1.15.  No Surviving Concessions/Leases.  Except as disclosed in
                     -------------------------------
the Schedule of Existing Contracts and the Permitted Exceptions, there are no concession agreements, leases, licenses, or any other agreements conferring any right on a third person to use, or occupy, or conduct business upon all or any part of the Property which will survive the Closing.

            5.1.16.  Adverse Information.  Sellers have no information of any
                     -------------------
change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Property, or any other material fact, circumstance or condition which would prevent, limit, or impede, or render more costly Buyer's use of the Property as a contemporary music concert venue, other than as provided for elsewhere in this Agreement or disclosed in the Prior Agreement. Sellers will have no liability under this Section 5.1.16 if and to the extent Buyer has knowledge of a particular matter as a consequence of Buyer (or its representatives) having attended meetings held in 1993 between representatives of Grant County, the State of Washington, or other governmental agencies or contractors or as a result of Buyer receiving information from any of said agencies.

            5.1.17.  Toxic or Hazardous Materials.  During the time when Sellers
                     ----------------------------
owned the Property, and to the best of Sellers' knowledge, prior thereto, neither Sellers nor, to the best of

Sellers' knowledge, any third party, has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property in a manner which violated any statute, regulation or ordinance any Hazardous Materials except those listed and described on "Exhibit G". As used in this Agreement, "Hazardous Materials" means any substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government; flammable, explosive, and radioactive materials; petroleum and petroleum products; asbestos; any chemical substance, material or waste which is hazardous, toxic, or radioactive, or is defined, classified, or designated as hazardous, toxic, or radioactive, or other similar term, by any federal, state or local statute, regulation, or ordinance presently in effect, including but not limited to Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; Clean Air Act, 42 U.S.C. Section 7401 et seq.; Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq.; Insecticide, Fungicide, and Rodenticide Act; Safe Drinking Water Act, 42 U.S C. Section 300(f) et seq.; Washington Water Pollution Control Act, RCW Chapter 90.48; Washington Clean Air Act, RCW Chapter 70.94; Washington Solid Waste Management-Recovery and Recycling Act, RCW Chapter 70.95; Washington Hazardous Waste Management Act, RCW Chapter 70.105; Washington Hazardous Waste Fees Act, RCW Chapter 70.105(a); Washington Hazardous Waste Clean-up - Model Toxics Control Act, RCW Chapter 70.105D; Washington Nuclear Energy and Radiation Act, RCW Chapter 70.98; and Washington Radioactive Waste Storage and Transportation Act of 1980, RCW Chapter 70.99.

     5.2.            Buyer's Representations and Warranties. Buyer represents an
                     --------------------------------------
warrants to Sellers that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date as though made on such date:

            5.2.1    Organization, Corporate Power and Authority.  Buyer is a
                     -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Washington, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

            5.2.2    Authorization, Binding Effect and No Conflicts.  The
                     ----------------------------------------------
execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms. The execution, delivery and performance by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby will not (x) violate any provision of law, rule or regulation to which Sellers or Buyer is subject, (y) violate any order, judgement or decree applicable to Sellers or Buyer, or (z) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Buyer, or any agreement or other instrument to which Sellers are a party or by which Sellers may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

            5.2.3    Consents and Approvals.  Neither the execution of this
                     ----------------------
Agreement nor the consummation of the sale of the Assets requires the approval or consent of any governmental authority having jurisdiction over the business of Buyer nor of any party to any agreement with Buyer.

            5.2.4    Availability of Funds.  Buyer has available and will have
                     ---------------------
available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement. The Purchase Price Note shall be paid to Sellers in full and in installments as specified therein on or before when due.

     5.3.   Reaffirmation.  The representations and warranties of Sellers and
            -------------
Buyer set forth above in Section 5.1 and 5.2 respectively, are true and correct as of the date of this Agreement and shall be true and correct as of Closing. At Buyer's or Sellers' election, as the case may be, each may require the other to execute a document reaffirming those representations and warranties and deliver the same to Buyer or Sellers, as the case may be, upon Closing. Except with respect to events or circumstance occurring or arising after the Closing, these representations and warranties shall survive the Closing and the delivery and recording of the Warranty Deed. The parties shall be entitled to rely upon those representations and warranties, notwithstanding any inspection or investigation of the Property which was made or could have been made by Buyer.

     5.4    No Sandbagging.  A party (the "claiming party") shall not be
            --------------
entitled to recover from the other party on account of any breach or alleged breach of any representation or warranty made by the other party if and to the extent the other party can establish by a preponderance of the evidence that the claiming party knew prior to the Closing that a particular representation or warranty made by the other party was not true.

6.   CLOSING
     -------

     6.1.   Deposits Into Escrow.
            --------------------

            6.1.1. Not less than 5 business days prior to the Closing Date, Sellers shall deposit into the Escrow the Statutory Warranty Deed, and the Non-Foreign Affidavit, and the restrictive covenants referred to in Section 1.4.1.

            6.1.2. On or prior to the Closing Date, Buyer shall deposit into the Escrow the funds required to be deposited pursuant to the provisions of
Section 1.3.2 above, the deed(s) of trust and the Purchase Price Note.

            6.1.3. Sellers and Buyer shall each deposit into Escrow such other instruments (including without limitation, the Adjacent Owner Agreements) and funds as are reasonably required by the Escrow Holder or otherwise required to complete Escrow and consummate the purchase of the Property in accordance with the terms of this Agreement.

     6.2.   Prorations.  The following prorations shall be made as of 12:01 a.m.
            ----------
on the day the Closing occurs on the basis of a 365-day year. At least 10 business days prior to the Closing Date, Escrow Holder shall deliver to Sellers and Buyer a tentative proration schedule setting forth a preliminary determination. In the event the parties are unable to agree on the proration of an item of income or expense within seven (7) calendar days the matter shall be referred to the firm of Ernst & Young, Certified Public Accountants, for determination. The determination of Ernst & Young shall be final and binding on the parties with respect to proration of the disputed item, and any amount owing by one party to the other shall be paid in cash within five (5) days of Ernst & Young's determination. Prior to submission of the disputed item to Ernst & Young, each party shall give to the other its written determination of how it believes the item should be prorated. The party whose determination is closest to that of Ernst & Young shall be indemnified by the other party for all reasonable costs incurred in resolving the dispute, including the fees of Ernst & Young. Closing shall not be delayed because of the fact that any prorations have not been finally determined by the date otherwise set for the Closing. However, if the prorations have not been finally determined by the Closing, Escrow Holder and the party shall proceed as if the Escrow Holder's tentative proration schedule were final, except that Escrow Holder shall hold back any proration amounts which are in dispute and shall disburse them after the Closing in accordance with mutual instructions by the parties (and the parties shall be obligated to give instructions on the basis of the resolution procedures specified above in this Section 6.2) and any additional payments owing by one party to the other shall be made outside of Escrow.

            6.2.1. Real estate taxes and personal property taxes shall be prorated as of the Closing on the basis of the most recent tax statement for the Property. If the prorations are not made on the basis of the current tax year or if supplemental taxes are assessed after the Closing, but only if said supplemental taxes are assessed on or before December 31, 1995 or on or before December 31, 1995 Buyer has notified Sellers that Buyer has become aware that such supplemental taxes will be assessed, for the period prior to the Closing, the parties shall make any necessary adjustment after Closing by cash payment to the party entitled thereto so that Sellers shall have borne all taxes allocable to the period prior to the Closing (including all supplemental taxes which are allocable to the period prior to the Closing) and Buyer shall bear all taxes allocable to the period after the Closing (including all supplemental taxes which are allocable to the period after the Closing).

            6.2.2. Except for payments made to Sellers under the Prior Agreement, rentals, prepaid rentals, prepaid payments and security deposits (and all accrued interest thereon, if any) (collectively, "Rent") shall be
                                                           ----
prorated on the basis that Buyer shall receive a credit for all Rent which Sellers have actually collected which is allocable to the period after the Closing. Sellers shall not receive a credit for any Rent Sellers have not collected as of the Closing which is allocable to the period prior to the Closing. Nevertheless, if Buyer collects any such Rent after the Closing, Buyer shall promptly pay the same to Sellers.

            6.2.3. Utility bills relating to the Property (with the assumption that utility charges were uniformly incurred during the billing period in which the Closing occurs).

     6.3.   Payment of Closing Costs.
            ------------------------

            6.3.1.   Closing Costs Borne by Sellers.  Sellers shall bear
                     ------------------------------
and Escrow Holder shall discharge on Sellers' behalf out of the sums payable to Sellers hereunder the costs and expenses associated with a Standard Owner's Policy, and all sale, excise (or similar tax, such as a documentary transfer tax), and use taxes required in connection with the transfer of the Land and Improvements to Buyer, the sums necessary to obtain and the cost of recording any reconveyance required hereby, one-half of Escrow Holder's fee (including any fees of Chicago Title should it act to collect and disburse the cash portion of the purchase price as specified in Section 2.2), and any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the State of Washington.

            6.3.2.   Closing Costs Borne by Buyer.  Buyer shall bear and pay
                     ----------------------------
into Escrow and Escrow Holder shall discharge on Buyer's behalf out of the additional sums required by Buyer hereunder, the additional costs and expenses associated with an Extended Owner's Policy (beyond those if the title company had issued the Standard Owner's Policy as evidenced in the PTR), the fee for recordation of the Warranty Deed, one half of Escrow Holder's fee, and any additional charges customarily charged to buyers in accordance with common escrow practices in the State of Washington.

     6.4. Closing of Escrow.
          -----------------

          6.4.1.  General Conditions To Be Satisfied.  Escrow Holder shall hold
                  ----------------------------------
the Closing on the Closing Date if: (a) it has received in a timely manner all the funds and materials required to be delivered into Escrow by Buyer and
Sellers: (b) it has received the Owner's Policy from the Title Company, issued subject only to the Permitted Exceptions, Adjacent Owner Agreements, and (c) all of the conditions to Closing have been satisfied or waived by the party entitled to waive.

          6.4.2.   Actions By Escrow Holder.  To Close the Escrow, Escrow Holder
                   ------------------------
shall:

          (a) Cause the Statutory Warranty Deed, the restrictive covenant agreements referred to in Section 1.4.1., the Adjacent Owner Agreements referred to in Section 4.9, the deed[s] of trust referred to in Section 1.3.3, and any other recordable instruments, to be recorded by the County Recorder of the County of Grant, Washington, and thereafter the Statutory Warranty Deed and the restrictive covenant agreements shall be mailed to Buyer, and the deed[s] of trust shall be mailed to Sellers, and each of the Adjacent Owner Agreements for the primary benefit of Buyer or Sellers, as the case may be, shall be mailed to such party with photocopies of the recorded instrument being mailed to the other, and Escrow Holder shall deliver the Owner's Policy, the Non-Foreign Affidavits and any surplus funds deposited by Buyer to Buyer, and any other documents will be mailed to the appropriate party; and

          (b) Promptly deliver to the Sellers the Purchase Money Note and funds which in the aggregate equal the amount of the Purchase Price less the portion of the Prior Payment previously delivered to Sellers or paid to third parties pursuant to the escrow instructions delivered in connection with the execution of the Prior Agreement, and less amounts paid to discharge liens and encumbrances or paid otherwise to enable Sellers to comply with their obligations under this Agreement and less or plus the net debit or credit to Sellers by reason of the prorations and allocation of closing costs provided for in this Agreement; and

          (c) Cause to be recorded and thereafter mailed to such Buyer and Sellers, such other instruments as Buyer and Sellers may specify.

          6.4.3.  Deliveries By Sellers.  Concurrently with the Closing, in
                  ---------------------
addition to delivering to Escrow Holder the instruments executed by Sellers required to enable Escrow Holder to comply with Section 6.4.2, Sellers shall deliver to Buyer:

          (a)  The Bill of Sale:

          (b) Specific assignments of the Continuing Contracts and other leases, easements and agreements as designated by Buyer in recordable form and otherwise in form and content acceptable to Buyer and Sellers, each acting reasonably;

          (c) Termination agreements between Sellers and each of SMT and ASI for all leases between such parties which relate to or affect all or part of the Property;

          (d) A release in favor of ASC with respect to any and all claims by Sellers relating to or arising out of the Property or any of Sellers' contracts with ASC, with the terms of such release being agreed upon between Buyer and Sellers, each acting reasonably; Buyer shall have the right to deliver the release to ASC at any time, or not deliver it at all. Sellers shall also deliver to Buyer an assignment on terms agreed upon between Buyer and Sellers, each acting reasonably, of Sellers' rights, remedies and defenses against or relating to ASC; and

          (e)  The document required by Section 5.3, if requested by Buyer.

          6.4.4. Delivery by Buyer.  Buyer shall deliver to Sellers,
                 -----------------
concurrently with the Closing, either a release executed by ASC or an indemnity and hold harmless agreement executed by Buyer, in each case, in favor of Sellers, with respect to any and all claims by ASC relating to or arising out of the Property or any of Sellers' contracts with ASC. Such release and/or indemnity and hold harmless agreement shall be on terms agreed to between Buyer and Sellers, each acting reasonably, including without limitation the obligation of Buyer under the indemnity (if a release of Sellers is not obtained) to defend Sellers at Buyer's expense. Buyer shall also deliver the document required by
Section 5.3, if requested by Sellers. Buyer shall also deliver to Escrow Holder the instruments executed by Buyer required to enable Escrow Holder to comply with Section 6.4.2.

     6.5.  Failure to Close, Cancellation.  Unless Buyer and Sellers mutually
           ------------------------------
 agree in writing and inform Escrow Holder to the contrary, or Sellers have postponed the Closing Date for up to 15 days as provided in Section 2.4, (in which case the time limitations for the Closing to occur, for example, below in this Section 6.5 and in Section 6.6, shall be extended accordingly), or Escrow Holder received an order from court to the contrary, if the

Closing has not occurred by October 31, 1993, or any extended date through December 20, 1993 to which Buyer has extended the Closing Date as provided for in Section 2.4, then Escrow Holder shall distribute the funds in the Escrow to Buyer.

     6.6.  LIQUIDATION DAMAGES.  BUYER AND SELLERS AGREE THAT IN THE EVENT BUYER
           -------------------
DEFAULTS IN ITS OBLIGATION TO PURCHASE THE SALE PROPERTY, THE DAMAGES TO SELLERS WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, IN SUCH CIRCUMSTANCES, THE SUM OF FIFTY THOUSAND DOLLARS ($50,000) PAID TO SELLER CONCURRENTLY WITH THE EXECUTION OF THIS AGREEMENT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLERS, SUCH DAMAGES INCLUDE COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING COSTS OF SEEKING ANOTHER BUYER, COSTS AND OTHER RISKS RELATED TO EXTENSIONS OF THE CLOSING AND OTHER COSTS AND LOSSES INCURRED IN CONNECTION HEREWITH. BUYER AND SELLERS AGREE THAT SAID SUM, AS WELL AS SELLERS' RIGHT TO RETAIN THE PRIOR PAYMENT AS CONSIDERATION FOR SELLERS' EXECUTION OF THE PRIOR AGREEMENT AND LEASING OF THE LEASE PROPERTY TO BUYER FOR THE 1993 SEASON, SHALL BE THE SOLE DAMAGES AND THE SOLE AND EXCLUSIVE REMEDY OF SELLERS FOR BUYER'S FAILURE TO CLOSE, AND BUYER SHALL BE ENTITLED TO ALL FUNDS DEPOSITED BY BUYER IN ESCROW, EXCEPT BUYER AND SELLERS SHALL EACH BEAR ITS RESPECTIVE SHARE OF COSTS AS SPECIFIED IN SECTION 3.4.

SELLERS ACKNOWLEDGE RECEIPT OF THE SUM OF FIFTY THOUSAND DOLLARS ($50,000.00) AS PAYMENT OF LIQUIDATED DAMAGES, WHICH AMOUNT SHALL BE APPLIED TO THE PURCHASE PRICE IN THE EVENT CLOSING OCCURS ON OR BEFORE OCTOBER 31, 1993 BUT SHALL NOT BE APPLIED IF CLOSING OCCURS THEREAFTER.
                                                                  /s/ VB
                                                                  --------
Initials of Buyer: /s/ B                     Initials of Sellers: /s/ CB
                   ------                                         --------

     6.7.  Return of Funds not a Release.  The return of funds held in Escrow
           -----------------------------
shall not relieve Sellers or Buyer of liability for any failure to comply with the terms of this Agreement and shall be in addition to any other right Buyer or Sellers may have at law or in equity against the other. The foregoing sentence, however, is not meant to place any further liability than provided for elsewhere in this Agreement on any party who, in accordance with the terms of this Agreement, exercises the right to terminate this Agreement, or to expand Buyer's liability beyond that provided for in Section 6.6 which shall take precedance over this Section 6.7.

     6.8.  Possession.  Possession of the Property shall be delivered to Buyer
           ----------
upon Closing, free of any tenancy or right of occupancy or possession, except as specified in the Existing Contracts, Permitted Exceptions, and Adjacent Owner Agreements. Notwithstanding the foregoing, Sellers shall have a reasonable period of time to remove any grape crop on the Property remaining to be harvested for the 1993 crop.

7.   INDEMNIFICATION
     ---------------

     7.1.  Indemnification of Buyer.  Sellers, jointly and severally, shall hold
           ------------------------
harmless, indemnify and defend Buyer from and against: (a) any and all third party claims, demands, causes of action, losses, liabilities, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, in any way related to the Property and occurring before the Closing, or in any way related to or arising from any act, conduct, omission, contract or commitment of Sellers occurring at any time or times before the Closing (except any claims arising from any act, conduct, omission occurring before or after the Closing with respect to any claims arising or accruing under any agreement with ASC prior to Closing); and (b) any loss or damage to Buyer resulting from a material inaccuracy in or material breach of any representation or warranty of Sellers under this Agreement or resulting from any material breach or default by Sellers under this Agreement. Buyer shall notify Sellers of any such claim against Buyer within 10 days after it has notice of such claim. Should Sellers fail to discharge or undertake to defend Buyer against such liability upon learning of the same, then Buyer may settle such liability and Sellers' liability to Buyer shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by Buyer in effecting such settlement, together with interest thereon from the date of payment of any of the same by Buyer until repayment is made by Sellers at the lesser of ten per cent (10%) per annum or the maximum rate then allowed by applicable law. Notwithstanding anything to the contrary, Sellers shall not be required to defend, hold harmless, or indemnify Buyer, or be liable for any claims, demands, causes of action, losses, liabilities, liens or encumbrances, whether direct, contingent or consequential arising from any act, conduct, contract, or commitment of Sellers to any governmental agency at any time or times before Closing with respect to improvements to be made to the Property.

     7.2.  Indemnification of Sellers.  Buyer hereby agrees to indemnify, defend
           --------------------------
and hold Sellers harmless from and against any and all damage or deficiency resulting from any misrepresentations, breach of warranty, or breach or default by Buyer, or any claim by a party to an Existing Contract arising out of Buyer's acts or omissions after the Closing. Without limiting the foregoing, Buyer shall defend, hold harmless, and indemnify Sellers, for any claims, demands, causes of action, losses, liabilities, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, in any way related to the Property arising from any act, conduct, contract, or commitment of Sellers to any governmental agency at any time or times before Closing with respect to improvements to be made to the Property. Sellers shall notify Buyer of any such claim against Sellers within 10 days after Sellers have notice of such claim. Should Buyer fail to discharge or undertake to defend Sellers against such liability upon learning of the same, then Sellers may settle such liability and Buyer's liability to Sellers shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by Sellers in effecting such settlement, together with interest thereon from the date of payment of any of the same by Sellers until repayment is made by Buyer at the lesser of ten percent (10%) per annum or the maximum rate then allowed by applicable law.

     7.3  Indemnification per Prior Agreement.  Notwithstanding anything set
          -----------------------------------
forth in Sections 7.1 and 7.2 above, the provisions of Section 3.11 of the Prior Agreement remain in full force and effect (except, as provided in Section 8.2, Sellers shall have no claims against the Buyer for damage to the Property if the Closing occurs), and in the event of a conflict between Sections 7.1 or
7.2 and this Section 7.3, this Section 7.3 shall prevail. Section 3.11 of the Prior Agreement reads as follows:

          3.11 Seller shall indemnify and hold MCA harmless from and against any and all third party claims for occurrences taking place on Property D, or Property E, or the Adjacent Area. Seller shall also indemnify and hold MCA harmless from and against any and all third party claims for occurrences taking place on the Lease Property arising out of acts or omissions of Seller, its employees, agents, or contractors during the 1993 Season. Seller will indemnify and hold MCA harmless from and against any and all third party claims for occurrences taking place on the Lease Property during times other than the calendar day immediately preceding, the calendar day of, and the calendar day immediately following an event held by MCA at the Amphitheater, unless such claim arises out of the active negligence of MCA, its employees, agents or contractors. MCA will indemnify and hold Seller harmless from and against any and all third party claims for occurrences taking place on the Lease Property anytime during the 1993 Season (and not just during the 3 day periods specified in the prior sentence) arising out of the active negligence of MCA, its employees, agents, contractors, patrons, or performers. The indemnification obligations specified above in this Section 3.11 and the insurance obligations specified below in Section 3.12 inure and extend not only to the benefit of Seller and MCA, respectively, but also respectively to Seller's and MCA's shareholders, partners, directors, officers, employees, and agents.

          Certain of the words and phrases used in the aforementioned Section
3.11 are defined elsewhere in the Prior Agreement and such definitions are incorporated herein by this reference.

8.   GENERAL PROVISIONS
     ------------------

     8.1.  Counterparts; No Offer.  This Agreement may be executed in
           ----------------------
counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. None of the preparation, circulation of drafts or negotiations of this Agreement shall constitute an offer by Sellers to sell the Property nor an offer by Buyer to purchase the Property. Neither Buyer nor Sellers shall have any right, duty or obligation under this Agreement unless and until this Agreement or counterparts hereof have been executed by Buyer and each of the Sellers.

     8.2.  Entire Agreement.  This Agreement contains the entire agreement
           ----------------
between the parties respecting the subject matter of this Agreement and supersedes all prior understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. Without derogating from the generality of the foregoing, this Agreement supersedes
Section 1.2 of the Prior Agreement and any other provision of the Prior Agreement insofar as such other provisions relate to the purchase and sale of the Property. Notwithstanding the foregoing, (except as specified in the prior sentence) this Agreement shall not supersede the Prior Agreement except that if Closing occurs, the lease contemplated by the Prior Agreement shall terminate and Sellers shall have no claims against Buyer for damage of the Property (but the foregoing is not intended to derogate from any provision of the deed of trust securing the Purchase Money Note), and Buyer shall have no claims against Sellers arising out of the Prior Agreement, provided that Section 3.11 of the Prior Agreement shall survive the Closing.

     8.3.  Legal Advice; Neutral Interpretation; Headings.  Each party has
           ----------------------------------------------
received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the previsions hereof. The provisions of this Agreement shall be construed and interpreted as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

     8.4.  Choice of Law.  This Agreement shall be governed by the laws of the
           -------------
State of Washington applicable to contracts to be wholly performed therein.

     8.5.  Severability.  If any term, covenant, condition or provision of this
           ------------
Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     8.6  Waiver of Covenants, Conditions or Remedies.  The waiver by one party
          --------------------------------------------
of the performance of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant or condition under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. If for any reason any item required to be delivered to Buyer under this Agreement is not delivered when required, then Sellers shall nevertheless remain obligated to deliver the same to Buyer and nothing (including, without limitation, the occurrence of the Closing) shall constitute a waiver by Buyer of any such requirement, unless with respect to any post-Closing obligation Sellers establish that Buyer was aware of the non-delivery of such item. Notwithstanding the foregoing, if Sellers give notice to Buyer anytime within 10 days prior to the Closing that Sellers will not be delivering a specific item or items, and if and to the extent Buyer does not object to such non-delivery by giving notice to Sellers prior to the Closing, then Sellers shall have no obligation to deliver after the Closing any item or items as to which Buyer did not object to non-delivery. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law or in equity, and the provision in this Agreement for any remedy shall not exclude other remedies unless they are expressly excluded.

     8.7.  Exhibits and Schedules; Sections.  All exhibits and schedules to
           --------------------------------
which reference is made in this Agreement are deemed incorporated in this Agreement, whether or not actually attached. References to Sections are to Sections of this Agreement unless stated otherwise.

     8.8. Amendment.  This Agreement may be amended at any time prior to Closing
         ---------
by the written agreement of Buyer and Sellers. An amendment of this Agreement, may be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

     8.9.  Relationship of Parties.  The parties agree that their relationship
           -----------------------
is that of seller and buyer, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

     8.10.  No Third Party Benefit.  This Agreement is intended to benefit only
            ----------------------
the parties hereto and no other person or entity has or shall acquire any rights hereunder. Notwithstanding the foregoing, affiliates of the parties and others may be expressly benefited by the terms of Adjacent Owner Agreements.

     8.11.  Time of the Essence.  Time shall be of the essence as to all dates
            -------------------
and times of performance, whether contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect.

     8.12.  Further Acts.  Each party hereby agrees that it shall, upon request
            ------------
of the other, execute and deliver such further documents (in form and substance reasonably acceptable to the party to be charged) and do such other acts and things as are reasonably necessary and appropriate to effectuate the terms and conditions of this Agreement, including (without limitation) the execution and delivery of such documents, and the doing of such acts or thinge as may be required to satisfy the requirements of the Title Company to issue title insurance in accordance with this Agreement and for Buyer to fully and adequately perform its investigations of the Property.

     8.13.  Successors and Assigns.  The terms and conditions of this Agreement
            ----------------------
shall inure to the benefit of, and shall be binding upon, the parties hereto, their respective heirs, personal representatives, successors and assigns. This Agreement may not be assigned or conveyed prior to the Closing by any party to any person or entity without the prior written consent of the other party hereto. In the event of an assignment, the assigning party shall not be relieved of any of its obligations and undertakings contracted for herein, and if the Closing occurs the Purchase Money Note shall not be discharged nor shall the lien of the deed of trust securing said Note be released. The deed of trust securing the Purchase Money Note contains provisions enabling the beneficiary to accelerate the unpaid balance of the Purchase Money Note under certain conditions upon a transfer of title of the Land and Improvements.

     8.14.  Attorneys' Fees. In the event of any litigation (including the
            ---------------
arbitration referred to in Section 8.16) involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred. All other attorneys' fees and costs relating to this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same.

     8.15.  Brokers.  Buyer and Sellers each represent and warrant to the other
            -------
that they have not dealt with any brokers or finders in connection with the purchase and sale of the Property and no broker or other person is entitled to any commission or finder's fee in connection with the purchase and sale of the Property, except as follows: Alexander Hutton which shall be Sellers' responsibility and will be included in Sellers' indemnity set forth in the next sentence. Sellers and Buyer each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense incurred by the indemnified party by reason of any brokerage fee, commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     8.16.  Conflicting Demands.  Should Escrow Holder receive or become aware
            -------------------
of conflicting demands or claims with respect to the Escrow, the rights of any party hereto, or funds, documents or property deposited with Escrow Holder, Escrow Holder shall have the right to discontinue any further acts until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action for the determination of such conflict by expedited arbitration (within 30 days) in accordance with the rules of Judicial Arbitration and Mediation Services (J. A. M. S.). The parties shall, immediately after demand therefor by Escrow Holder, reimburse Escrow Holder (in such respective proportions as Escrow Holder shall determine) any reasonable attorneys' fees and court costs incurred by Escrow Holder pursuant to this Section.

     8.17.  Manner of Giving Notice.  All notices and demands which either party
            -----------------------
is required or desires to give to the other shall be given in writing by United States registered or certified mail, return receipt requested, by personal delivery, by telegram or by express courier service to the address set forth below for the respective party, provided that if any party gives notices of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by mail shall be effective on the third business day after mailing; all notices and demands otherwise given as provided above shall be effective upon receipt by the party to whom notice or a demand is being given.

To Buyer:                              With Copies To:
---------                              ---------------

MCA Concerts, Inc.                          Rosenfeld, Meyer & Susman
100 Universal City Plaza                    9601 Wilshire Blvd
Universal City, CA 91608                    Beverly Hills, CA 90210
Attn: Marc Bension                          Attn: Jeffrey L. Nagin

To Sellers:                            With Copies To:
-----------                            ---------------
Vincent E. Bryan, Jr. and                   Vincent E. Bryan III
Carol A. Bryan                              Bane & Bryan
2421 60th Avenue, S.E.                      Suite 220E
Mercer Island, WA 98040                     1800 - 112th Avenue N.E.
                                            Bellevue, WA 98004

     8.18   Confidentiality.  The terms of this Agreement and the information
            ---------------
and documents delivered pursuant to this Agreement shall be considered confidential between the parties hereto and, unless a litigation or arbitration should arise between the parties hereunder, or a party be legally compelled to disclose (but the party under compulsion shall as soon as it becomes aware of the likelihood of such compulsion advise the other party thereof), or a particular matter is already in the public domain through no fault of the disclosing party, no party shall disclose the terms of the Agreement to any individual or entity other than the respective parties and their agents, attorneys, and accountants. Buyer may terminate the effectiveness of this
Section 8.18 by notice to Sellers anytime after the first to occur of 2 years from the Closing or December 31, 1995.

     8.19.  Buyer's Investigation.  Unless and until the purchase and sale
            ---------------------
contemplated by this Agreement is closed, Buyer and its representatives shall treat all information obtained in the investigation of Sellers' Property and otherwise not in the public domain (and as long as such information is not known by others through no fault of Buyer) as confidential, and shall return all books, records and documents made available to it by Sellers by December 31, 1993, if the transaction contemplated herein is terminated or fails to close by December 20, 1993. If Buyer's obligation specified in the prior sentence is not sooner terminated, it shall expire on December 31, 1995. Nothing contained in this Section 8.19 or in Section 8.18 shall restrict the right of Buyer to use and disclose information and documents in connection with its evaluation of, and in connection with its activities on, and development of, the Property.

     8.20.  Approval of Documents.  Unless otherwise provided herein, all
            ----------------------
instruments and documents delivered pursuant to this Agreement shall be dated as of the Closing Date, and shall be satisfactory to the parties and to their respective counsel as to form and content.

     8.21.  Short form Agreement.  Either party shall, upon the request of the
            --------------------
other, execute, acknowledge and deliver to the other a short form of this Agreement in recordable form.

     8.22.  Survival.  The terms and provisions of this Agreement and the
            --------
Schedules and Exhibits shall survive the Closing and recording of the Warranty Deed. In case of any termination by either party pursuant to the terms of this Agreement, neither party shall have any further obligation to the other party under the terms of this Agreement, except for the sharing of costs and for any rights Buyer or Sellers may have against the other for breach (subject, in the case of Buyer's liability, to Section 6.6).

     9.   DISCLAIMER
          ----------

          Except as specifically provided in this Agreement, (i) Buyer has agreed to purchase the Property "as is", "where is" and "with all faults"; and
(ii) Sellers disclaim any implied warranty with respect to the condition, grade, suitability, accuracy or physical condition of the Property, including without limitation, any implied warranties that the Property is merchantable or fit for a particular purpose.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their/its duly authorized officers as of the day and year first written above.


SELLERS:                                    BUYER:

/s/ Vincent E. Bryan, Jr.                   MCA CONCERTS, INC.
-----------------------------               a California corporation
VINCENT E. BRYAN, JR.

/s/ Carol A. Bryan                          By:  /s/ Marc Bension
-----------------------------                  ---------------------------
CAROL A. BRYAN                              Its: President
                                                --------------------------

CHAMPS DE BRIONNE WINERY
ASSOCIATES, a Washington
limited partnership

By:  /s/ Carol A. Bryan
   --------------------------

Its: General Partner
    -------------------------
     General Partner

SUMMER MUSIC THEATRE, INC.

By:  /s/ Vincent E. Bryan, Jr.
   --------------------------

Its: President
    -------------------------